UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2013 (February 27, 2013)

CardioGenics Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02 Unregistered Sale of Equity Securities	3

Item 9.01 Exhibits	3

SIGNATURE	4

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Item 3.02 – Sale of Unregistered Equity Securities

On February 27, 2013, CardioGenics Holdings Inc. (the “Company”) issued (a) one Series A Convertible Debenture (the “Convertible Debenture(s)”) and (b) one warrant (the “Warrant(s)”) to each of 3 investors in consideration for a purchase price of $100,000 paid by each investor pursuant to the terms of a convertible debenture unit purchase agreement entered into between the Company and each investor (the “Convertible Debenture Unit Purchase Agreement”), resulting in aggregate proceeds to the Company of $300,000. Each Convertible Debenture bears interest at an annual rate of 10%, has a maturity date that is three years following the date of the convertible debenture and is convertible by the holder at any time into common stock of the Company at a conversion price of $0.25 per share. Each Warrant entitles the warrant holder to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.25 per share. The Warrants also have a term of three years from the date of the Warrant. The Convertible Debentures, Warrants and their underlying shares do not have any registration rights and are subject to the rights and restrictions of Rule 144. All of the above-referenced securities were offered and sold solely to accredited investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933 and, accordingly, were exempt from registration.

The foregoing description of the Convertible Debenture Unit Purchase Agreements, the Convertible Debentures and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, the forms of which are filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Exhibits.

Index to Exhibits

10.1	Form of Convertible Debenture Unit Purchase Agreement (Including Forms of Convertible Debenture and Warrant)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
	Name:	Yahia Gawad
	Title:	Chief Executive Officer

Dated: March 4, 2013

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